SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 10, 2017, Craft Brew Alliance, Inc. (the "Company"), appointed Edwin A. Smith as Principal Accounting Officer on an interim basis.

Mr. Smith, age 41, has been serving as the Company's Interim Controller since January 6, 2017. Mr. Smith joined the Company in June 2011 as the Company's Director of External Reporting & Investor Relations. From October 2007 to June 2011, Mr. Smith was the external reporting manager at Hyster-Yale Materials Handling, Inc. (then known as NACCO Materials Handling Group), which role included membership on its technical accounting committee. From April 2004 to October 2007, Mr. Smith was assistant controller at Cascade Microtech, Inc. From September 1998 to April 2004, Mr. Smith was an auditor at Deloitte & Touche LLP. Mr. Smith received his bachelor's degree in accounting from Linfield College and is a certified public accountant licensed in the state of Oregon.

There are no transactions in which Mr. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any of the Company's executive officers or directors. The Company’s compensation arrangements with Mr. Smith have not been modified in connection with his appointment as principal accounting officer. There are no other arrangements or understandings between Mr. Smith and any other persons or entities pursuant to which Mr. Smith was appointed as principal accounting officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: February 15, 2017            By: /s/ Joseph K. Vanderstelt
Joseph K. Vanderstelt
Chief Financial Officer